                                                                   Exhibit 10.40

                             Authorization Agreement

     Hurray! Solutions Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC ("Hurray! Solutions"), hereby irrevocably authorizes Mr. Wang Qindai to exercise the following powers and rights during the term of this Authorization Agreement:

     Hurray! Solutions hereby authorizes Mr. Wang Qindai to exercise on behalf of Hurray! Solutions at the shareholders' meetings of Beijing Cool Young Information Technology Co., Ltd. ("Company") the full voting rights as the shareholder of the Company as have been given to Hurray! Solutions by law and under the Articles of Association of the Company, including but not limited to, the voting rights regarding the sale or transfer of any or all of the shares of the Company held by Hurray! Solutions and acting as authorized representative of Hurray! Solutions at the shareholders' meeting of the Company to designate and appoint the directors of the Company.

     Such authorization is based upon the condition that Mr. Wang Qindai is acting as the general manager of Hurray! Times Communications (Beijing) Ltd. and Hurray! Times Communications (Beijing) Ltd. agrees to such authorization and designation. Once Mr. Wang Qindai no longer holds the position of the general manager of Hurray! Times Communications (Beijing) Ltd., such authorization as granted to him by the Company hereunder shall be automatically terminated. Then Hurray! Solutions shall designate/authorize the Chinese successor of the position of the general manager of Hurray! Times Communications (Beijing) Ltd. to exercise the full voting rights on behalf of Hurray! Solutions at the shareholders' meetings of the Company.

     The term of this Authorization Agreement is 10 years commencing from the execution date of this Authorization Agreement unless the early termination of the Operating Agreement jointly executed by the Company, Hurray! Times Communications (Beijing) Ltd., Hurray! Solutions and Wang Qindai by any reason. This Authorization Agreement is executed in Chinese.


                                                By: /s/ Xiang Songzuo
                                                    ----------------------------
                                                    Hurray! Solutions Ltd.

                                                    May 5, 2004